As filed with the Securities and Exchange Commission on November 2, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Allbirds, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	2300	47-3999983
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
730 Montgomery Street
San Francisco, CA 94111
(628) 225-4848
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Joseph Zwillinger, Co-Chief Executive Officer
Timothy Brown, Co-Chief Executive Officer
Allbirds, Inc.
730 Montgomery Street
San Francisco, CA 94111
(628) 225-4848
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Nicole Brookshire Peter Werner Calise Cheng Katherine Denby Cooley LLP 3 Embarcadero Center, 20th Floor San Francisco, CA 94111 (415) 693-2000	Daniel Li VP, Legal Allbirds, Inc. 730 Montgomery Street San Francisco, CA 94111 (628) 225-4848	Stelios G. Saffos Richard A. Kline Benjamin J. Cohen Brittany D. Ruiz Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 (212) 906-1200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-259188
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered(1)	Proposed Maximum Offering Price per Security(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(2)(3)
Class A common stock, $0.0001 par value per share	1,105,769	$15.00	$16,586,535	$1,538

(1)Represents only the number of shares being registered pursuant to this Registration Statement, which includes 144,230 shares that the underwriters have the option to purchase, and are in addition to the 22,115,383 shares that were registered pursuant to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-259188), which included 2,884,615 shares that the underwriters have the option to purchase.
(2)The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price.
(3)The Registrant previously registered securities having a proposed maximum aggregate offering price of $309,615,362 on its Registration Statement on Form S-1, as amended (File No. 333-259188), which was declared effective by the Securities and Exchange Commission on November 2, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum aggregate offering price of $16,586,535 are hereby registered, which includes securities issuable upon the exercise of the underwriters’ option to purchase additional shares.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This Registration Statement (the “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of additional shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of Allbirds, Inc. (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto, the Registration Statement on Form S-1, as amended (File No. 333-259188) (the “Prior Registration Statement”), which the Commission declared effective on November 2, 2021, and is being filed solely for the purpose of increasing the number of shares of Class A Common Stock to be offered in the public offering by 1,105,769 shares of Class A Common Stock, including 144,230 shares of Class A Common Stock that may be sold pursuant to the underwriters’ option to purchase additional shares of Class A Common Stock from the Registrant. The additional shares of Class A Common Stock that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.
The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Cooley LLP.

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP (included on Exhibit 5.1).

24.1
Power of Attorney (included on signature page to the Registrant’s Prior Registration Statement (File No. 333-259188) originally filed with the Commission on August 31, 2021 and incorporated herein by reference).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on November 2, 2021.

Allbirds, Inc.

By:	/s/ Joseph Zwillinger
Joseph Zwillinger
Co-Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Zwillinger	Co-Chief Executive Officer and Director (Principal Executive Officer)	November 2, 2021
Joseph Zwillinger

/s/ Michael Bufano	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 2, 2021
Michael Bufano

*	Director	November 2, 2021
Neil Blumenthal

*	Director	November 2, 2021
Dick Boyce

*	Co-Chief Executive Officer and Director	November 2, 2021
Timothy Brown

*	Director	November 2, 2021
Mandy Fields

*	Director	November 2, 2021
Nancy Green

*	Director	November 2, 2021
Dan Levitan

*	Director	November 2, 2021
Emily Weiss

*By:	/s/ Joseph Zwillinger
Attorney-in-Fact